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                                                                   EXHIBIT 99(b)




                                     BY-LAWS

                                       OF

                            KELMOORE STRATEGIC TRUST


                                NOVEMBER 30, 1998
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                                TABLE OF CONTENTS
                                                                            Page

ARTICLE I         DEFINITIONS..................................................1

ARTICLE II        OFFICES......................................................1

      Section 1.  Principal Office.............................................1
      Section 2.  Other Offices................................................1
      Section 3.  Registered Office and Registered Agent.......................1

ARTICLE III       SHAREHOLDERS.................................................1

      Section 1.  Meetings.....................................................1
      Section 2.  Notice of Meetings...........................................2
      Section 3.  Record Date for Meetings and Other Purposes..................2
      Section 4.  Proxies......................................................2
      Section 5.  Abstentions and Broker Non-Votes.............................3
      Section 6.  Inspection of Records........................................3
      Section 7.  Action Without Meeting.......................................3

ARTICLE IV        TRUSTEES.....................................................3

      Section 1.  Meetings of the Trustees and Action by Written Consent.......3
      Section 2.  Quorum and Manner of Acting at Meetings......................4

ARTICLE V         COMMITTEES...................................................4

      Section 1.  Executive and Other Committees...............................4
      Section 2.  Meetings, Quorum and Manner of Acting........................4

ARTICLE VI        OFFICERS.....................................................5

      Section 1.  General Provisions...........................................5
      Section 2.  Term of Office and Qualifications............................5
      Section 3.  Removal......................................................5
      Section 4.  Powers and Duties of the Chairman............................5
      Section 5.  Powers and Duties of the President...........................5
      Section 6.  Powers and Duties of Vice Presidents.........................5
      Section 7.  Powers and Duties of the Treasurer...........................6
      Section 8.  Powers and Duties of the Secretary...........................6
      Section 9.  Powers and Duties of Assistant Officers......................6
      Section 10. Powers and Duties of Assistant Secretaries...................6
      Section 11. Compensation of Officers and Trustees and
                  Members of the Advisory Board................................6


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                                                                            Page

ARTICLE VII       FISCAL YEAR..................................................6

ARTICLE VIII      SEAL.........................................................7

ARTICLE IX        SUFFICIENCY AND WAIVERS OF NOTICE............................7

ARTICLE X         AMENDMENTS...................................................7


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                                     BY-LAWS

                                       OF

                            KELMOORE STRATEGIC TRUST

                                    ARTICLE I

                                   DEFINITIONS


      All capitalized terms have the respective meanings given them in the Agreement and Declaration of Kelmoore Strategic Trust dated November 30, 1998, as amended or restated from time to time.

                                   ARTICLE II

                                     OFFICES

      Section 1. Principal Office. Until changed by the Trustees, the principal office of the Trust shall be as designated by the Trustees as designated by resolution.

      Section 2. Other Offices. The Trust may have offices in such other places without as well as within the State of Delaware as the Trustees may from time to time determine.

      Section 3. Registered Office and Registered Agent. The Board of Trustees shall establish a registered office in the State of Delaware and shall appoint as the Trust's registered agent for service of process in the State of Delaware an individual resident of the State of Delaware or a Delaware corporation or a corporation authorized to transact business in the State of Delaware; in each case the business office of such registered agent for service of process shall be identical with the registered Delaware office of the Trust.

                                   ARTICLE III

                                  SHAREHOLDERS

      Section 1. Meetings. Meetings of the Shareholders of the Trust or a Series or Class thereof shall be held as provided in the Declaration of Trust at such place within or without the State of Delaware as the Trustees shall designate. One-third of the Outstanding Shares of each Series or Class, or one-third of the Outstanding Shares of the Trust, entitled to vote in person or by proxy shall be a quorum for the transaction of business at a Shareholders' meeting with respect to such Series or Class, or with respect to the entire Trust, respectively. Any lesser number shall be sufficient for adjournments.


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      Section 2. Notice of Meetings. Notice of all meetings of the Shareholders, stating the time, place and purposes of the meeting, shall be given by the Trustees by mail or telegraphic or electronic means to each Shareholder at his address as recorded on the register of the Trust mailed at least (10) days and not more than ninety (90) days before the meeting, provided, however, that notice of a meeting need not be given to a Shareholder to whom such notice need not be given under the proxy rules of the Commission under the 1940 Act and the Securities Exchange Act of 1934, as amended. Only the business stated in the notice of the meeting shall be considered at such meeting. Any adjourned meeting may be held as adjourned without further notice. No notice need be given to any Shareholder who shall have failed to inform the Trust of his current address or if a written waiver of notice, executed before or after the meeting by the Shareholder or his attorney thereunto authorized, is filed with the records of the meeting.

      Section 3. Record Date for Meetings and Other Purposes. For the purpose of determining the Shareholders who are entitled to notice of and to vote at any meeting, or to participate in any distribution, or for the purpose of any other action, the Trustees may from time to time close the transfer books for such period, not exceeding thirty (30) days, as the Trustees may determine; or without closing the transfer books the Trustees may fix a date not more than one hundred twenty (120) days prior to the date of any meeting of Shareholders or distribution or other action as a record date for the determination of the persons to be treated as Shareholders of record for such purposes, except for dividend payments which shall be governed by the Declaration of Trust.

      Section 4. Proxies. At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken. A proxy shall be deemed signed if the shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, facsimile, other electronic means or otherwise) by the Shareholder or the Shareholder's attorney-in-fact. Proxies may be given by any electronic (including computerized) or telecommunication device except as otherwise provided in the Declaration of Trust. The placing of a shareholder's name on a proxy pursuant to telephonic or electronically (including by computer) transmitted instructions pursuant to procedures reasonably designed, as determined by the Trustees, to verify that such instructions have been authorized by the shareholder shall constitute execution of the proxy by or on behalf of the shareholder. Proxies may be solicited in the name of one or more Trustees or one or more of the officers of the Trust. Only Shareholders of record shall be entitled to vote. As set forth by the Trustees in the Declaration of Trust, on any matter submitted to a vote of Shareholders either (i) each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote or (ii) each dollar of net asset value (number of Shares owned times net asset value per Share of such Series or Class, as applicable) shall be entitled to one vote on any matter on which such Shares are entitled to vote and each fractional dollar amount shall be entitled to a proportionate fractional vote. Without limiting their power to designate otherwise in accordance with the preceding sentence, the Trustees shall by resolution establish the means of voting on each proposal at any time a meeting of Shareholders is called to cover such proposals. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or


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by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such share is a minor or a person of unsound mind, and subject to guardianship or the legal control of any other person as regards the charge or management of such Share, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.

      Section 5. Abstentions and Broker Non-Votes. Outstanding Shares represented in person or by proxy (including Shares which abstain or do not vote with respect to one or more of any proposals presented for Shareholder approval) will be counted for purposes of determining whether a quorum is present at a meeting. Abstentions will be treated as Shares that are present and entitled to vote for purposes of determining the number of Shares that are present and entitled to vote with respect to any particular proposal, but will not be counted as a vote in favor of such proposal. If a broker or nominee holding Shares in "street name" indicates on the proxy that it does not have discretionary authority to vote as to a particular proposal, those Shares will not be considered as present and entitled to vote with respect to such proposal.

      Section 6. Inspection of Records. The records of the Trust shall be open to inspection by Shareholders to the same extent as is permitted shareholders of a Delaware business corporation.

      Section 7. Action Without Meeting. Any action which may be taken by Shareholders may be taken without a meeting if a majority of Outstanding Shares entitled to vote on the matter (or such larger proportion thereof as shall be required by law) consent to the action in writing and the written consents are filed with the records of the meetings of Shareholders. Such consents shall be treated for all purposes as a vote taken at a meeting of Shareholders.

                                   ARTICLE IV

                                    TRUSTEES

      Section 1. Meetings of the Trustees and Action by Written Consent. The Trustees may in their discretion provide for regular or stated meetings of the Trustees. Notice of regular or stated meetings need not be given. Meetings of the Trustees other than regular or stated meetings shall be held whenever called by the President, the Chairman or by any one of the Trustees, at the time being in office. Notice of the time and place of each meeting other than regular or stated meetings shall be given by the Secretary or an Assistant Secretary or by the officer or Trustee calling the meeting and shall be mailed to each Trustee at least two days before the meeting, or shall be given by telephone, cable, wireless, facsimile or other electronic mechanism to each Trustee at his business address, or personally delivered to him at least one day before the meeting. Such notice may, however, be waived by any Trustee. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice need not specify the purpose of any meeting. The Trustees may meet by conference telephone, teleconference or other electronic


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media or communication equipment by means of which all persons participating in the meeting can communicate with each other and participation by such means shall be deemed to have been held at a place designated by the Trustees at the meeting. Participation in a telephone conference meeting shall constitute presence in person at such meeting. Any action required or permitted to be taken at any meeting of the Trustees may be taken by the Trustees without a meeting if a majority of the Trustees consent to the action in writing and the written consents are filed with the records of the Trustees' meetings. Such consents shall be treated as a vote for all purposes.

      Section 2. Quorum and Manner of Acting at Meetings. A majority of the Trustees shall be present in person at any regular or special meeting of the Trustees in order to constitute a quorum for the transaction of business at such meeting and (except as otherwise required by law, the Declaration of Trust or these By-laws) the act of a majority of the Trustees present at any such meeting, at which a quorum is present, shall be the act of the Trustees. In the absence of a quorum, a majority of the Trustees present may adjourn the meeting from time to time until a quorum shall be present. Notice of an adjourned meeting need not be given.


                                    ARTICLE V

                                   COMMITTEES

      Section 1. Executive and Other Committees. The Trustees by vote of a majority of all the Trustees may elect from their own number an Executive Committee to consist of not less than two (2) members to hold office at the pleasure of the Trustees, which shall have the power to conduct the current and ordinary business of the Trust while the Trustees are not in session and such other powers of the Trustees as the Trustees may delegate to them, from time to time, except those powers which by law, the Declaration of Trust or these By-laws they are prohibited from delegating. The Trustees may also elect from their own number other Committees from time to time; the number composing such Committees, the powers conferred upon the same (subject to the same limitations as with respect to the Executive Committee) and the term of membership on such Committees to be determined by the Trustees. The Trustees may designate a chairman of any such Committee. In the absence of such designation the Committee may elect its own chairman.

      Section 2. Meetings, Quorum and Manner of Acting. The Trustees may (1) provide for stated meetings of any Committee, (2) specify the manner of calling and notice required for special meetings of any Committee, (3) specify the number of members of a Committee required to constitute a quorum and the number of members of a Committee required to exercise specified powers delegated to such Committee, (4) authorize the making of decisions to exercise specified powers by written assent of the requisite number of members of a Committee without a meeting, and (5) authorize the members of a Committee to meet by means of a telephone conference circuit.


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                                   ARTICLE VI

                                    OFFICERS

      Section 1. General Provisions. The officers of the Trust shall be a President, a Treasurer and a Secretary, who shall be elected by the Trustees. The Trustees may elect or appoint such other officers or agents as the business of the Trust may require, including one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. The Trustees may delegate to any officer or committee the power to appoint any subordinate officers or agents.

      Section 2. Term of Office and Qualifications. Except as otherwise provided by law, the Declaration of Trust or these By-laws, the President, the Treasurer, the Secretary and any other officer shall each hold office at the pleasure of the Board of Trustees or until his successor shall have been duly elected and qualified. Any two or more offices may be held by the same person. Any officer may be but none need be a Trustee or Shareholder.

      Section 3. Removal. The Trustees, at any regular or special meeting of the Trustees, may remove any officer with or without cause, by a vote of a majority of the Trustees then in office. Any officer or agent appointed by an officer or committee may be removed with or without cause by such appointing officer or committee.

      Section 4. Powers and Duties of the Chairman. The Trustees may, but need not, appoint from among their number a Chairman. When present he shall preside at the meetings of the Shareholders and of the Trustees. He may call meetings of the Trustees and of any committee thereof whenever he deems it necessary. He shall be an executive officer of the Trust and shall have, with the President, general supervision over the business and policies of the Trust, subject to the limitations imposed upon the President, as provided in Section 5 of this Article VI.

      Section 5. Powers and Duties of the President. The President shall be the Chief Executive Officer of the Trust. The President may call meetings of the Trustees and of any Committee thereof when he deems it necessary and shall preside at all meetings of the Shareholders. Subject to the control of the Trustees and to the control of any Committees of the Trustees, within their respective spheres, as provided by the Trustees, he shall at all times exercise a general supervision and direction over the affairs of the Trust. He shall have the power to employ attorneys and counsel for the Trust or any Series or Class thereof and to employ such subordinate officers, agents, clerks and employees as he may find necessary to transact the business of the Trust or any Series or Class thereof. He shall also have the power to grant, issue, execute or sign such powers of attorney, proxies or other documents as may be deemed advisable or necessary in furtherance of the interests of the Trust or any Series thereof. The President shall have such other powers and duties, as from time to time may be conferred upon or assigned to him by the Trustees.

      Section 6. Powers and Duties of Vice Presidents. In the absence or disability of the President, the Vice President or, if there be more than one Vice President, any Vice President designated by the Trustees, shall perform all the duties and may exercise any of the powers of the


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President, subject to the control of the Trustees. Each Vice President shall perform such other duties as may be assigned to him from time to time by the Trustees and the President.

      Section 7. Powers and Duties of the Treasurer. The Treasurer shall be the principal financial and accounting officer of the Trust. He shall deliver all funds of the Trust or any Series or Class thereof which may come into his hands to such Custodian as the Trustees may employ. He shall render a statement of condition of the finances of the Trust or any Series or Class thereof to the Trustees as often as they shall require the same and he shall in general perform all the duties incident to the office of a Treasurer and such other duties as from time to time may be assigned to him by the Trustees. The Treasurer shall give a bond for the faithful discharge of his duties, if required so to do by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.

      Section 8. Powers and Duties of the Secretary. The Secretary shall keep the minutes of all meetings of the Trustees and of the Shareholders in proper books provided for that purpose; he shall have custody of the seal of the Trust; he shall have charge of the Share transfer books, lists and records unless the same are in the charge of a transfer agent. He shall attend to the giving and serving of all notices by the Trust in accordance with the provisions of these By-laws and as required by law; and subject to these By-laws, he shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Trustees.

      Section 9. Powers and Duties of Assistant Officers. In the absence or disability of the Treasurer, any officer designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Treasurer. Each officer shall perform such other duties as from time to time may be assigned to him by the Trustees. Each officer performing the duties and exercising the powers of the Treasurer, if any, and any Assistant Treasurer, shall give a bond for the faithful discharge of his duties, if required so to do by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.

      Section 10. Powers and Duties of Assistant Secretaries. In the absence or disability of the Secretary, any Assistant Secretary designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Secretary. Each Assistant Secretary shall perform such other duties as from time to time may be assigned to him by the Trustees and the President.

      Section 11. Compensation of Officers and Trustees and Members of the Advisory Board. Subject to any applicable provisions of the Declaration of Trust, the compensation of the officers and Trustees and members of an advisory board shall be fixed from time to time by the Trustees or, in the case of officers, by any Committee or officer upon whom such power may be conferred by the Trustees. No officer shall be prevented from receiving such compensation as such officer by reason of the fact that he is also a Trustee.


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                                   ARTICLE VII

                                   FISCAL YEAR

      The fiscal year of the Trust shall end on a specified date as adopted by resolution of the Trustees. The taxable year of each Series of the Trust shall be as determined by the Trustees from time to time.


                                  ARTICLE VIII

                                      SEAL

      The Trustees may adopt a seal which shall be in such form and shall have such inscription thereon as the Trustees may from time to time prescribe.


                                   ARTICLE IX

                        SUFFICIENCY AND WAIVERS OF NOTICE

         Whenever any notice whatever is required to be given by law, the Declaration of Trust or these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. A notice shall be deemed to have been sent by mail, telegraph, cable, wireless, facsimile or other electronic means for the purposes of these By-laws when it has been delivered to a representative of any company holding itself out as capable of sending notice by such means with instructions that it be so sent.


                                    ARTICLE X

                                   AMENDMENTS

      These By-laws, or any of them, may be altered, amended or repealed, or new By-laws may be adopted by (a) vote of a majority of the Outstanding Shares voting in person or by proxy at a meeting of Shareholders and entitled to vote or (b) by the Trustees; provided, however, that no By-law may be amended, adopted or repealed by the Trustees if such amendment, adoption or repeal requires, pursuant to law, the Declaration of Trust or these By-laws, a vote of the Shareholders.

                                 END OF BY-LAWS

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